Exhibit 99.1

OXiGENE Announces Name Change to Mateon Therapeutics

SOUTH SAN FRANCISCO, Calif. – June 17, 2016 – OXiGENE, Inc. (Nasdaq:OXGN), a biopharmaceutical company developing vascular disrupting agents (VDAs) for orphan oncology indications, today announced that it has changed its name to Mateon Therapeutics, Inc., effective immediately. On the NASDAQ Capital Market, the name change will be effective for trading purposes as of market open on June 20, 2016. At that time, shares of Mateon’s common stock will begin trading under the new ticker symbol “MATN”. In connection with the name change, Mateon’s common stock has been assigned a new CUSIP number of 57667K109.

“Today’s name change signals a new day for vascular targeted therapies and our commitment to integrate them into the cancer treatment paradigm,” said William D. Schwieterman, M.D., President and Chief Executive Officer of Mateon. “Over the past year, we redefined our clinical and regulatory strategies to position the company and our lead product candidate, CA4P, on what we believe to be the shortest path towards approval in an indication with the highest probability of success.”

Since joining the company in May 2015, Dr. Schwieterman has built a world-class management and clinical development team with deep expertise in drug development. Dr. Schwieterman concluded, “With our team and strategy now firmly in place, we are ready to build upon the work of the past and are committed to realizing the full potential of combination vascular targeted therapy in orphan oncology indications.”

OXiGENE was named for its founding technology of oxygen-mediated radiosensitizers. The new company name, Mateon Therapeutics, is derived from the company’s location in San Mateo County, the birthplace of biotechnology.

About Mateon Therapeutics, Inc.

Mateon Therapeutics, Inc. is a biopharmaceutical company seeking to realize the full potential of vascular targeted therapy (VTT) in orphan oncology indications. VTT includes vascular disrupting agents (VDAs) such as the investigational drugs that Mateon is developing, and anti-angiogenic agents (AAs), a number of which are FDA-approved and widely used in cancer treatment. These two approaches have distinct yet complementary mechanisms of action.

At Mateon, we believe that we can significantly improve cancer therapy by employing these two complementary approaches in combination. When utilized this way, VDAs disrupt existing blood vessels in the tumor leading to significant central tumor cell death while AAs prevent the formation of new tumor blood vessels.

Mateon is committed to leveraging our intellectual property and the product development expertise of our highly experienced management team to enable VTT to realize its true potential and to bring much-needed new therapies to cancer patients worldwide.

The URL for the company’s website will become www.mateon.com beginning June 20, 2016. Visitors to the company’s former URL, www.oxigene.com, will be redirected for a period of time to the new URL.

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this press release, which include the timing of advancement, outcomes, data and regulatory guidance relative to our clinical programs and achievement of our business and financing objectives may turn out to be wrong. Forward-looking statements can be affected by inaccurate assumptions Mateon might make or by known or unknown risks and uncertainties, including, but not limited to, the sufficiency of Mateon’s cash balances to allow it to collect and present data from planned and ongoing clinical trials, the inherent risks of drug development, manufacturing and regulatory review, and the availability of additional financing to pursue and continue development of our programs. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Mateon’s reports to the Securities and Exchange Commission on Form 10-K, 10-Q and 8-K, including the reports filed when the Company was named OXiGENE, Inc. However, Mateon undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

CONTACTS

Investors:

ir@oxigene.com

650-635-7000

Media:

JPA Health Communications

Nic DiBella

nic@jpa.com

617-945-5183